Exhibit 99.1

MedAssets Reports Fourth Quarter and Year-End 2009 Financial Results

ATLANTA--(BUSINESS WIRE)--February 22, 2010--MedAssets, Inc. (NASDAQ: MDAS) today announced results for its fourth quarter and year ended December 31, 2009, as summarized below:

(In millions, except per share)	4Q-09	4Q-08	FY-09	FY-08*
Net Revenue:
Revenue Cycle Management (RCM)	$56.5	$49.5	$205.9	$151.7
Spend Management (SM)	39.2	34.2	135.4	127.9
Total Net Revenue	95.7	83.7	341.3	279.7
Net Income	10.0	6.0	19.9	10.8
Earnings per share (EPS) - diluted	0.17	0.11	0.34	0.21
Non-GAAP adjusted EBITDA	36.0	29.4	111.4	89.7
Non-GAAP cash EPS - diluted	$0.28	$0.21	$0.82	$0.65
Weighted average shares - diluted	58.8	56.0	57.9	52.3

* Column amounts may not add to total amount due to rounding

Net Revenue

Fourth Quarter

Total net revenue for the fourth quarter of 2009 increased 14.3% to $95.7 million from $83.7 million in the fourth quarter of 2008. RCM segment growth of 14.1% was driven primarily by an increase in the deployment of comprehensive or transformational revenue cycle technology and services engagements as well as increased demand in reimbursement technology solutions. Revenue growth of 14.7% in the SM segment was generated by strong demand for medical device consulting and strategic sourcing services, and modest growth in group purchasing services.

Full Year

Total net revenue for the year ended December 31, 2009 was $341.3 million, an increase of 22.0% when compared to total net revenue of $279.7 million reported for full-year 2008.

Comparing period-over-period organic growth, the Company’s total net revenue for full-year 2009 increased 10.7% to $341.3 million from non-GAAP acquisition-affected total net revenue of $308.2 million for full-year 2008.

Non-GAAP Adjusted EBITDA

Fourth Quarter

In the fourth quarter of 2009, non-GAAP total adjusted EBITDA was $36.0 million, or 37.7% of total net revenue, a 22.4% increase over non-GAAP total adjusted EBITDA of $29.4 million, or 35.2% of total net revenue, in the fourth quarter of 2008. SM segment adjusted EBITDA margin expanded 490 basis points, primarily due to financial improvement guarantee signoffs from a number of customers. This was offset slightly by a 50 basis point adjusted EBITDA margin decline in the RCM segment, primarily due to a mix shift towards more service-oriented revenue. Total adjusted EBITDA margin in the fourth quarter of 2009 also benefited from disciplined expense management and lower performance-based cash compensation.

Full Year

For the year ended December 31, 2009, non-GAAP total adjusted EBITDA increased 24.2% to $111.4 million, or 32.7% of total net revenue, from non-GAAP total adjusted EBITDA of $89.7 million, or 32.1% of total net revenue, in 2008.

Comparing period-over-period organic growth, the full-year 2009 non-GAAP total adjusted EBITDA of $111.4 million increased 11.6% from non-GAAP acquisition-affected adjusted EBITDA of $99.8 million, or 32.4% of non-GAAP acquisition-affected total net revenue, in full-year 2008.

Net Income and Earnings per Share

Fourth Quarter

Net income in the fourth quarter of 2009 was $10.0 million, or $0.17 per diluted share, versus net income of $6.0 million, or $0.11 per diluted share, in the fourth quarter of 2008.

Non-GAAP cash EPS, which is defined as EPS excluding acquisition-related intangible amortization, share-based compensation expense and non-recurring expense items on a tax-adjusted basis, was $0.28 per diluted share in the fourth quarter of 2009, compared to non-GAAP cash EPS of $0.21 per diluted share in the fourth quarter of 2008.

Full Year

For full-year 2009, net income was $19.9 million, or $0.34 per diluted share, versus net income of $10.8 million, or $0.21 per diluted share, in 2008. Non-GAAP cash EPS was $0.82 per diluted share in full-year 2009, compared to non-GAAP cash EPS of $0.65 per diluted share in the same period of 2008.

Cash Flow and Capital Resources

Net cash provided by operating activities in full-year 2009 rose 15.7% to $60.3 million from $52.1 million in 2008. During the fourth quarter of 2009, the Company repaid $15.6 million of its long-term bank debt. The Company’s balance sheet as of December 31, 2009 included $215.2 million in total bank debt, which represents leverage of approximately 1.9 times trailing 12-month non-GAAP adjusted EBITDA.

2010 Financial Guidance

The Company reiterated its 2010 financial guidance, as follows:

(In millions, except EPS)	12 Months
Net Revenue:	ending 12/31/10
Revenue Cycle Management	$245 – 251
Spend Management	144 – 150
Total Net Revenue	390 – 400
EPS – diluted	0.45 - 0.55
Non-GAAP adjusted EBITDA	120 – 128
Non-GAAP cash EPS - diluted	$0.86 - 0.96

At December 31, 2009, the Company’s rolling 12-month non-GAAP contracted revenue was an estimated $350.3 million ($224.2 million from the RCM segment and $126.1 million from the SM segment). This is a year-over-year increase of 16.4% on a consolidated basis, and a 1.6% decrease when compared to the rolling 12-month total of $356.0 million as of September 30, 2009, as expected.

Conference Call Information

Time/Date: 8:00 a.m. ET today, Monday, February 22, 2010

Phone: 866-811-1812 (or 702-696-4559 international/local), conference code 51797945

Webcast: http://ir.medassets.com, “Events & Presentations” page

Replay: Webcast will be archived for at least 30 days, or call 800-642-1687 (conf code 51797945)

The Company intends to file its Form 10-K for the year ended December 31, 2009 with the Securities and Exchange Commission on or before March 1, 2010, and this filing will contain additional information about the Company’s results of operations.

About MedAssets

MedAssets (NASDAQ: MDAS) partners with healthcare providers to improve their financial strength by implementing spend management and revenue cycle solutions that help control cost, improve margins and cash flow, increase regulatory compliance, and optimize operational efficiency. MedAssets serves more than 125 health systems, 3,300 hospitals and 40,000 non-acute care healthcare providers. For more information, go to www.medassets.com.

Use of Non-GAAP Financial Information

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its consolidated financial statements presented on a GAAP basis with non-GAAP financial information, including: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; diluted cash EPS; acquisition-affected net revenue; acquisition-affected EBITDA; acquisition-affected adjusted EBITDA; and contracted revenue.

Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures, where possible, are included in the accompanying financial schedules. Also, see “Use of Non-GAAP Financial Measures” following these financial schedules for more information.

Safe Harbor Statement

This Press Release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of the Company and its management team with respect to the Company’s future business operations that include, but are not limited to: 2010 projections, costs and revenue growth, margin and other financial projections; and contracted revenue forecasts. Investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; client losses; and adverse developments with respect to the operation or performance of the Company’s business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company’s Risk Factor disclosures in its Form 10-K for the year ended December 31, 2008, and Form 10-Q for the quarter ended September 30, 2009, filed with the Securities and Exchange Commission and available at http://ir.medassets.com. The Company disclaims any responsibility to update any forward-looking statements.

mdas/F

CONSOLIDATED STATEMENTS OF OPERATIONS

In 000s, except per share data	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2009	2008	% Change	2009	2008	% Change
	Unaudited	Unaudited		Unaudited	Audited
Revenue:
Administrative fees, net	$ 29,728	$ 27,410	8.5%	$ 108,223	$ 105,765	2.3%
Other service fees	65,967	56,281	17.2%	233,058	173,891	34.0%

Total net revenue	95,695	83,691	14.3%	341,281	279,656	22.0%

Operating expenses:
Cost of revenue	18,821	15,296		74,651	51,548
Product development expenses	3,570	5,366		18,994	16,393
Selling and marketing expenses	8,753	11,109		45,282	43,205
General and administrative expenses	32,690	25,427		110,661	91,481
Depreciation	4,191	2,742		13,211	9,793
Amortization of intangibles	6,983	7,325		28,012	23,442
Impairment of property and equipment
and intangibles	-	193		-	2,272

Total operating expenses	75,008	67,458	11.2%	290,811	238,134	22.1%

Operating income	20,687	16,233	27.4%	50,470	41,522	21.6%
Other income (expense):
Interest (expense)	(4,099)	(6,151)	-33.4%	(18,114)	(21,271)	-14.8%
Other income (expense)	13	180		417	(1,921)

Income before income taxes	16,601	10,262		32,773	18,330
Income tax expense	6,630	4,230		12,826	7,489

Net income	9,971	6,032	65.3%	19,947	10,841	84.0%

Basic net income per share	0.18	0.11		0.36	0.22

Diluted net income per share	$ 0.17	$ 0.11	54.5%	$ 0.34	$ 0.21	61.9%

Weighted average shares — basic	55,588	53,866		54,841	49,843
Weighted average shares — diluted	58,799	55,976	5.0%	57,865	52,314	10.6%

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
In 000s, except shares	2009	2008
	Unaudited	Audited
ASSETS
Current
Cash and cash equivalents	$5,498	$5,429
Accounts receivable, net of allowances of $4,189 and $2,247 as of December 31, 2009 and 2008, respectively
	67,617	55,048
Deferred tax asset, current	14,423	13,780
Prepaid expenses and other current assets	8,442	5,997

Total current assets	95,980	80,254

Property and equipment, net	54,960	42,417
Other long term assets
Goodwill	511,861	508,748
Intangible assets, net	95,589	124,340
Other	20,154	18,101

Other long term assets	627,604	651,189

Total assets	$778,544	$773,860

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,680	$6,725
Accrued revenue share obligation and rebates	31,948	29,698
Accrued payroll and benefits	12,874	21,837
Other accrued expenses	7,410	6,981
Deferred revenue, current portion	24,498	24,280
Deferred purchase consideration	-	19,361
Current portion of notes payable	13,771	30,277
Current portion of finance obligation	163	149

Total current liabilities	99,344	139,308

Notes payable, less current portion	201,390	215,349
Finance obligation, less current portion	9,694	9,860
Deferred revenue, less current portion	7,380	6,411
Deferred tax liability	19,239	15,817
Other long term liabilities	4,125	4,176

Total liabilities	341,172	390,921

Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 56,715,000 and 53,917,000 shares issued and outstanding as of December 31, 2009 and 2008, respectively
	567	539
Additional paid in capital	639,315	605,340
Accumulated other comprehensive loss	(1,605)	(2,088)
Accumulated deficit	(200,905)	(220,852)

Total stockholders’ equity	437,372	382,939

Total liabilities and stockholders’ equity	$778,544	$773,860

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
In 000s	December 31,	December 31,
	2009	2008
	Unaudited	Audited

Operating activities:
Net income	$19,947	$10,841

Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Bad debt expense	5,753	1,906
Impairment of property and equipment	-	243
Depreciation	15,639	10,503
Amortization of intangibles	28,753	24,316
Loss (gain) on sale of assets	191	(120)
Non-cash stock compensation expense	16,652	8,550
Excess tax benefit from exercise of stock options	(6,944)	(1,866)
Amortization of debt issuance costs	1,841	1,374
Noncash interest expense, net	1,184	1,419
Deferred income tax expense	4,512	5,132
Impairment of intangibles	-	2,029

Changes in assets and liabilities	(27,225)	(12,199)

Cash provided by operating activities	60,303	52,128

Investing activities:
Purchases of property, equipment, and software	(11,785)	(6,895)
Capitalized software development costs	(16,402)	(11,129)
Acquisitions, net of cash acquired	(18,275)	(209,972)

Cash used in investing activities	(46,462)	(227,996)

Financing activities:
Decrease in restricted cash	-	20
Proceeds from notes payable	71,797	198,999
Repayment of notes payable and capital lease obligations	(102,262)	(151,658)
Repayment of finance obligation	(658)	(648)
Debt issuance costs	-	(6,167)
Payment on note receivable from stockholders	-	92
Excess tax benefit from exercise of stock options	6,944	1,866
Issuance of common stock, net of offering costs	10,407	1,841

Cash (used in) provided by financing activities	(13,772)	44,345

Net increase (decrease) in cash and cash equivalents	69	(131,523)
Cash and cash equivalents, beginning of period	5,429	136,952

Cash and cash equivalents, end of period	$5,498	$5,429

SUPPLEMENTAL SEGMENT REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended December 31,
	2009		2008		% Change
Net revenue
Revenue Cycle Management ("RCM")	$56,493		$49,499		14.1%
Spend Management	39,202		34,192		14.7%

Total net revenue	$95,695		$83,691		14.3%

Non-GAAP Adjusted EBITDA		% margin		% margin
Revenue Cycle Management	$19,472	34.5%	$17,332	35.0%	12.3%
Spend Management	22,130	56.5%	17,627	51.6%	25.5%
Corporate	(5,555)		(5,510)		0.8%

Total non-GAAP Adjusted EBITDA	$36,047	37.7%	$29,449	35.2%	22.4%

	Twelve Months Ended December 31,
	2009		2008		% Change
Net revenue
Revenue Cycle Management ("RCM")	$205,918		$151,717		35.7%
Spend Management	135,363		127,939		5.8%

Total net revenue	$341,281		$279,656		22.0%
Non-GAAP acquisition-related RCM adjustments [a]	-		28,540

Total non-GAAP acquisition-affected net revenue	$341,281		$308,196		10.7%

Non-GAAP Adjusted EBITDA		% margin		% margin
Revenue Cycle Management	$64,257	31.2%	$43,375	28.6%	48.1%
Spend Management	68,265	50.4%	64,175	50.2%	6.4%
Corporate	(21,084)		(17,834)		18.2%

Total non-GAAP Adjusted EBITDA	$111,438	32.7%	$89,716	32.1%	24.2%
Non-GAAP acquisition-related RCM adjustments [a]	-		10,103

Total non-GAAP acquisition-affected Adjusted EBITDA	$111,438	32.7%	$99,819	32.4%	11.6%

(a) Acquisition-related RCM adjustments include the historical results of Accuro's operations from January 1, 2008 through June 2, 2008 (the date of acquisition), inclusive of certain purchase accounting adjustments.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REVENUE REPORTING
RECONCILIATION OF GROSS FEES (A NON-GAAP MEASURE) TO NET REVENUE
(UNAUDITED)

In 000s	Three Months Ended
	December 31,
ACTUAL	2009		2008

Non-GAAP gross administrative fees	$43,956		$40,984
Other service fees	65,967		56,281
Non-GAAP gross fees	109,923	RSO %	97,265	RSO %
Non-GAAP revenue share obligation (RSO)	(14,228)	32.4%	(13,574)	33.1%
Net revenue	$95,695		$83,691

	Twelve Months Ended
	December 31,
ACTUAL	2009		2008

Non-GAAP gross administrative fees	$163,454		$158,618
Other service fees	233,058		173,891
Non-GAAP gross fees	396,512	RSO %	332,509	RSO %
Non-GAAP revenue share obligation (RSO)	(55,231)	33.8%	(52,853)	33.3%
Net revenue	$341,281		$279,656

NON-GAAP ACQUISITION-AFFECTED RESULTS

Non-GAAP gross administrative fees	$163,454		$158,618
Other service fees	233,058		173,891
Non-GAAP acquisition-related RCM adjustments [b]	-		28,540
Non-GAAP gross fees [b]	396,512		361,049
Non-GAAP revenue share obligation	(55,231)		(52,853)
Net revenue [b]	$341,281		$308,196

(b) Non-GAAP, acquisition-affected adjustments include the historical results of Accuro's operations from January 1, 2008 through June 2, 2008 (the date of acquisition), inclusive of certain purchase accounting adjustments.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REPORTING OF ADJUSTED EBITDA
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
In 000s	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
ACTUAL RESULTS	2009	2008	2009	2008

Net Income	$9,971	$6,032	$19,947	$10,841

Depreciation	4,191	2,742	13,211	9,793
Amortization of intangibles	6,983	7,325	28,012	23,442
Amortization of intangibles (included in cost of revenue)	775	586	3,166	1,581
Interest expense, net	4,093	6,108	18,087	19,823
Income tax expense	6,630	4,230	12,826	7,489

Non-GAAP EBITDA	$32,643	$27,023	$95,249	$72,969

Impairment of intangibles	-	193	-	2,272
Share-based compensation	3,741	1,959	16,652	8,550
Rental income from capitalized building lease	(110)	(109)	(439)	(438)
Purchase accounting adjustments	(227)	383	(24)	2,449
Interest rate swap cancellation	-	-	-	3,914

Non-GAAP Adjusted EBITDA	$36,047	$29,449	$111,438	$89,716

NON-GAAP ACQUISITION-AFFECTED RESULTS

Net Income			$19,947	$10,841
Non-GAAP acquisition-related net loss			-	(1,674)

Non-GAAP acquisition-affected net income			$19,947	$9,167

Depreciation [c]			13,211	10,415
Amortization of intangibles [c]			28,012	29,646
Amortization of intangibles (included in cost of revenue) [c]			3,166	1,581
Interest expense, net [c]			18,087	24,112
Income tax expense [c]			12,826	6,456

Non-GAAP acquisition-affected EBITDA			$95,249	$81,377

Impairment of intangibles			-	2,272
Share-based compensation [c]			16,652	9,067
Rental income from capitalized building lease			(439)	(438)
Purchase accounting adjustments [c]			(24)	3,627
Interest rate swap cancellation			-	3,914

Non-GAAP acquisition-affected Adjusted EBITDA			$111,438	$99,819

(c) Non-GAAP, acquisition-affected adjustments include the historical results of Accuro's operations from January 1, 2008 through June 2, 2008 (the date of acquisition), inclusive of certain purchase accounting adjustments.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL EARNINGS PER SHARE REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
Per share data	December 31,		December 31,
	2009	2008	2009	2008

EPS - diluted	$0.17	$0.11	$0.34	$0.21

Pre-tax non-cash, acquisition-related intangible amortization	0.12	0.13	0.50	0.47

Pre-tax non-cash, share-based compensation	0.06	0.04	0.29	0.16

Pre-tax non-cash, impairment of intangibles	-	-	-	0.04

Pre-tax interest rate swap cancellation	-	-	-	0.07

Tax effect on pre-tax adjustments [d]	(0.07)	(0.07)	(0.31)	(0.30)

Non-GAAP cash EPS - diluted	$0.28	$0.21	$0.82	$0.65

Weighted average shares - diluted (in 000s)	58,799	55,976	57,865	52,314

d) This amount reflects the tax impact on the adjustments used to derive Non-GAAP cash EPS - diluted. The Company utilizes its effective tax rate for each respective period to calculate the tax effect of each adjustment. The effective tax rate for the three months ended December 31, 2009 and 2008 was 39.9% and 41.2%, respectively. The effective tax rate for the twelve months ended December 31, 2009 and 2008 was 39.1% and 40.8%, respectively.

SUPPLEMENTAL 2010 ADJUSTED EBITDA GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

		Guidance Range for
		Twelve Months Ending
In 000s		December 31, 2010
		(Low)	(High)

Net Income		$26,600	$32,400

Depreciation		18,600	18,000
Amortization of intangibles		23,200	23,200
Amortization of intangibles (included in cost of revenue)		3,500	3,500
Interest expense, net		14,600	14,100
Income tax expense		17,400	21,200

Non-GAAP EBITDA		103,900	112,400

Share-based compensation		16,500	16,000
Rental income from capitalized building lease		(400)	(400)
Purchase accounting adjustments		-	-

Non-GAAP adjusted EBITDA		$120,000	$128,000

SUPPLEMENTAL 2010 EARNINGS PER SHARE GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

		Guidance Range for
		Twelve Months Ending
In 000s, except per share data		December 31, 2010
		(Low)	(High)

Net Income		$26,600	$32,400

EPS - diluted		0.45	0.55

Pre-tax non-cash, acquisition-related intangible amortization		0.40	0.40

Pre-tax non-cash, share-based compensation		0.28	0.28

Tax effect on pre-tax adjustments [e]		(0.27)	(0.27)

Non-GAAP cash EPS - diluted		$0.86	$0.96

Fully diluted weighted average shares outstanding		59,200	59,200

(e) This amount reflects the tax impact to the adjustments used to derive estimated Non-GAAP cash EPS - diluted. The Company uses its estimated effective tax rate for each guidance range to tax effect the adjustments. The estimated effective tax rate for the guidance range above is 39.5%.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

Use of Non-GAAP Financial Measures
In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its consolidated financial statements presented on a GAAP basis with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; diluted cash EPS; acquisition-affected net revenue; acquisition-affected EBITDA; acquisition-affected adjusted EBITDA; and contracted revenue.

These non-GAAP financial measures may have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company compensates for such limitations by relying primarily on the Company’s GAAP results and using non-GAAP financial measures only supplementally. Where possible, the Company provides reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. Investors are encouraged to carefully review those reconciliations. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by the Company, may differ from and may not be comparable to similarly titled measures used by other companies.

Gross fees include all administrative fees the Company receives pursuant to its vendor contracts and all other fees the Company receives from customers. The Company's revenue share obligation represents the portion of the gross administrative fees the Company is contractually obligated to share with certain of its GPO customers. Total net revenue (a GAAP measure) reflects the Company's gross fees net of its revenue share obligation. These non-GAAP measures assist management and the board of directors and may be helpful to investors in analyzing the Company's growth in its Spend Management segment given that administrative fees constitute a material portion of the Company's revenue and are paid to the Company by approximately 1,150 vendors contracted by its GPO, and that the Company's revenue share obligation constitutes a significant outlay to certain of its GPO customers.

The Company defines: EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization; and adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items. EBITDA and adjusted EBITDA are used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period and provides for a more complete understanding of factors and trends affecting our business. These measures assist management and the board of directors and may be useful to investors in comparing the Company's operating performance consistently over time as it removes the impact of its capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of the management team (taxes), as well as other non-cash (purchase accounting adjustments and imputed rental income) and non-recurring items, from the Company’s operational results. Adjusted EBITDA also removes the impact of non-cash share-based compensation expense. EBITDA and adjusted EBITDA are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities.

The Company defines diluted cash EPS as earnings per share excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis and non-cash tax-adjusted shared-based compensation expense. Diluted cash EPS is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities. Diluted cash EPS growth is used by the Company as the financial performance metric tied to the vesting of certain equity awards granted pursuant to the Company’s Long-Term Performance Incentive Plan. Use of this measure for this purpose allows management and the board of directors to analyze the Company’s operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from our operations, and by rewarding organic growth and accretive business transactions. As a significant portion of senior management’s incentive based compensation is based on the achievement of certain diluted cash EPS growth over time, investors may find such information useful.

Acquisition-affected results include the activity of Accuro prior to the Company’s actual ownership. The Accuro acquisition was consummated on June 2, 2008. These results assume the acquisition of Accuro occurred on January 1, 2008. Acquisition-affected net revenue and adjusted EBITDA are used by management and the board of directors to better understand the extent of growth of the Revenue Cycle Management segment. Given the significant impact that this transaction had on the Company during the fiscal years ended December 31, 2008 and 2009, the Company believes such acquisition-affected measures may be useful and meaningful to investors in their analysis of such growth. Non-GAAP acquisition-affected measures are for illustrative and informational purposes only and are not intended to represent or be indicative of what the Company's results of operations would have been if this transaction had occurred at the beginning of 2008. These measures also should not be considered representative of the Company's future results of operations.

Contracted revenue is a forward-looking operating measure used by management and the board of directors to better understand revenue growth trends within the Company's business segments as it reflects the Company’s current estimate of contractually committed revenue to be generated under existing customer contracts in the forward 12-month period. Such information may be useful to investors in their analysis of the Company's revenue growth trends. A reconciliation to the most directly comparable GAAP measure cannot be performed without unreasonable effort.

CONTACT:
MedAssets, Inc.
Robert P. Borchert, 678-248-8194
VP, Investor Relations
rborchert@medassets.com